Exhibit 10.1

Final Form

SUBSCRIPTION AGREEMENT

Quantum FinTech Acquisition Corporation

4221 W. Boy Scout Blvd., Suite 300

Tampa, FL 33607

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) pursuant to that certain Agreement and Plan of Merger, dated as of November 4, 2021 (as the same may be amended or supplemented from time to time, the “Transaction Agreement”), among Quantum FinTech Acquisition Corporation, a Delaware corporation (the “Company”), and TradeStation Group, Inc., a Florida corporation (“Target”), and TSG Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Target (“Merger Sub”), Subscriber desires to subscribe for and purchase from the Company, and the Company desires to sell to Subscriber, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereof for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Company Shares (as defined below) subscribed for by the undersigned being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained in this agreement (this “Subscription Agreement”). Pursuant to the Transaction Agreement, following the issuance of the shares of Company Common Stock pursuant to this Subscription Agreement and the Other Subscription Agreements (as defined below), Merger Sub shall merge with and into the Company with the Company surviving (the “Merger”) and each share of the Company’s Common Stock shall be converted (the “Conversion”) by operation of the Merger into the right to receive one share of common stock of Target, par value $0.01 per share (the “Target Common Stock”). The Company Shares will be converted by operation of the Merger into an equal number of shares of Target Common Stock (the “Target Shares”).

In connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and certain other “accredited investors” (as defined in Rule 501(a) under the Securities Act) have entered, and may enter, into separate subscription agreements with the Company in substantially the same form and on substantially the same terms as this Subscription Agreement (such subscription agreements, including any other subscription agreements entered into after the date hereof and prior to the Subscription Closing (as defined herein), the “Other Subscription Agreements”), pursuant to which such investors have, together with the undersigned pursuant to this Subscription Agreement (each such investor, including the undersigned and affiliated funds managed by the same investment manager as the undersigned, a “Subscriber” and together, the “Subscribers”) agreed to purchase, severally and not jointly, an aggregate of not less than 10,000,000 shares of Common Stock at the Per Share Price, including at least 5,000,000 shares of Common Stock (the “Monex PIPE Shares”) to be purchased by Monex Group, Inc., which, for the avoidance of doubt, will be an Affiliated Subscriber (as defined herein) (“Monex”) and at least 5,000,000 shares of Common Stock to be purchased by investors, who are not affiliates of the Company or the Target (the shares of Common Stock subject to this Subscription Agreement and the Other Subscription Agreements, collectively, the “Aggregate Subscribed Shares”). In connection therewith, the parties agree as follows:

1.	Subscription; Additional Shares; Incentive Shares.

(a) Subject to the immediately succeeding paragraph, Subscriber hereby subscribes for and agrees to purchase from the Company (the “Subscription”) at the Subscription Closing (as defined below), and the Company hereby agrees to issue and sell to Subscriber at the Subscription Closing upon payment of the Purchase Price, such number of shares of Common Stock as is set forth on the signature page of this Subscription Agreement, (the “Committed Shares,” together with any Additional Shares (as defined below) that may be issued pursuant to Section 1(b), if any, the “Company Shares”).

(b) Subject to Section 1(c), in the event that the Adjustment Period VWAP (as defined below) is less than $10.00 per share of Target Common Stock (as adjusted for any stock split, reverse stock split or similar adjustment following the Transaction Closing), Subscriber (if not an Affiliated Subscriber (as defined below)) shall be entitled to receive from the Target a number of additional shares of Target Common Stock equal to the product of (x) the number of Committed Shares issued to Subscriber at the Subscription Closing that Subscriber holds through the Measurement Date (as defined below), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the Transaction Closing) minus the Adjustment Period VWAP, and (B) the denominator of which is the Adjustment Period VWAP (such additional shares, the “Additional Shares”). Notwithstanding anything to the contrary herein, no fraction of a share of Target Common Stock will be issued pursuant to this Section 1(b), and if Subscriber would otherwise be entitled to a fraction of a share of Target Common Stock, Subscriber shall instead have the number of Additional Shares issued to Subscriber rounded down to the nearest whole share of Target Common Stock, without payment in lieu of such fractional shares.

(c) Notwithstanding anything in this Subscription Agreement to the contrary, if (i) at any time from the Subscription Closing through the Measurement Date, Subscriber is not the record and beneficial owner of all the Committed Shares and Incentive Shares (as defined below) or Subscriber otherwise Transfers its Committed Shares or Incentive Shares; or (ii) at any time prior to the Measurement Date, Subscriber or any person or entity acting on its behalf, at its direction or pursuant to any understanding with Subscriber, directly or indirectly, engages in any transaction in breach of Section 6(s), Subscriber shall automatically and irrevocably forfeit any right to or interest in any Additional Shares. The Target may request, and Subscriber agrees to provide, documentation reasonably necessary to evidence Subscriber’s compliance with the terms of this Section 1(c) as a condition precedent to the issuance of Additional Shares to Subscriber. For purposes of the foregoing, “Transfer” shall include any, (i) sale, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or other disposition of or an agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease in a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Committed Share or Incentive Share, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Committed Share or Incentive Share, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) the public announcement any intention to effect any transaction specified in clause (i) or (ii); provided that a pledge by Subscriber in the ordinary course of business as part of prime brokerage or other similar financing arrangement as contemplated in Section 6(s) shall not be deemed a “Transfer”. For the avoidance of doubt, references in this Section 1(c) to Committed Shares and Incentive Shares shall include the shares of Target Common Stock issued in respect thereof.

(d) For purposes of this Agreement: (i) the “Adjustment Period VWAP” means the higher of (x) the lower of (A) the average of the VWAP of a share of Target Common Stock, determined for each of the successive 60 Trading Days of the Adjustment Period (as defined below) and (B) the average of the VWAP of a share of Target Common Stock, determined for each of the successive 10 Trading Days ending on and including the last day of the Adjustment Period and (y) $6.50 (as adjusted for any stock split, reverse stock split or similar adjustment following the Transaction Closing); (ii) the “Adjustment Period” means the 60 Trading Day period beginning on and including the Resale Shelf Effectiveness Date; (iii) the “Measurement Date” means the last day of the Adjustment Period; (iv) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the Stock Exchange, or, if the Common Stock is not then listed on the Stock Exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Trading Day” means a business day; (v) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange, or, if the Common Stock is not then listed on the Stock Exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than a one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date; (vi) “VWAP” means, for any Trading Day, the per share volume weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Company); and (vii) “Resale Shelf Effectiveness Date” means the date on which the Registration Statement (as defined below) is declared effective by the Commission (as defined below). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

(e) At the closing of the Subscription contemplated hereby (the “Subscription Closing”), the Company shall issue to any Subscriber, other than an Affiliated Subscriber, whose aggregate subscription amount for Committed Shares as noted on its signature page hereto is equal to or greater than $5.0 million (including by way of combining certain Subscribers, in such cases where one Subscriber has introduced another Subscriber to the Company), an additional amount of Company Shares equal to 10.0% of such aggregate subscribed-for Committed Shares for no additional consideration (“Incentive Shares” and such Subscriber, an “Incentive Share Subscriber”). For purposes of this Subscription Agreement, references to “Company Shares” include the Incentive Shares. For the avoidance of doubt, the Incentive Shares shall not be Committed Shares and no Additional Shares will be issued in respect of the Incentive Shares. The Sponsor has agreed to forfeit to the Company for no consideration 1,610,554 shares of Common Stock on the terms set forth in the Sponsor Support Agreement by and between Sponsor, the Company and Target dated as of the date hereof.

2.	Subscription Closing; Additional Closing.

(a)  The Subscription Closing is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction Closing (the “Transaction Closing Date”). Not less than five (5) business days prior to the date that the Company reasonably expects the Transaction Closing to occur, the Company shall provide written notice to Subscriber (the “Closing Notice”) of such expected Transaction Closing Date and provide wire instructions for the payment of the Purchase Price. Subscriber shall deliver to the Company, at least two (2) business days prior to the Transaction Closing Date specified in the Closing Notice,1 the Purchase Price, to be held in escrow by the Company until the Subscription Closing, by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice (which account need not be an escrow account). On the Transaction Closing Date, the Company shall, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, deliver to Subscriber (i) the Committed Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), registered in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a certificate of the Company’s transfer agent (the “Transfer Agent”) confirming the issuance and delivery of the Committed Shares to Subscriber (or such nominee or custodian) on and as of the Transaction Closing Date (or such other evidence of issuance of the shares from the Transfer Agent acceptable to Subscriber). For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business. Upon delivery of the Committed Shares to Subscriber (or its nominee or custodian, if applicable), the Purchase Price may be released by the Company from escrow.

1	For any Subscriber that is an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or that is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), substitute the following closing mechanics in lieu of those described in the fourth and fifth sentences of this Section 2: “Subscriber shall initiate funding of the Purchase Price to the Company by no later than 8:00 a.m. New York City time on the Transaction Closing Date, via wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice; provided, that the Subscriber shall not be obligated to initiate funding of the Purchase Price or consummate the Subscription Closing until the Company has delivered to the Subscriber (i) the Company Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a copy of the records of, or correspondence from, the Company’s transfer agent reflecting Subscriber as the owner of the Company Shares on and as of the Transaction Closing Date or the business day immediately preceding the Transaction Closing Date, as applicable. In the event the Purchase Price has not been delivered within one (1) business day of the issuance of the Company Shares, such issuance shall be deemed to be null and void and the Company shall promptly reverse and cancel any book entries reflecting the issuance of the Company Shares.”

(b) If the Transaction Closing does not occur within two (2) business days following the expected Transaction Closing Date specified in the Closing Notice, the Company shall promptly (but not later than two (2) business days following the expected Transaction Closing Date specified in the Closing Notice) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber and any book-entries shall be cancelled; provided, that unless this Subscription Agreement has been validly terminated pursuant to Section 8 of this Subscription Agreement, neither the failure of the Subscription Closing to occur on the scheduled Transaction Closing Date specified in the Closing Notice nor such return of funds shall (x) terminate this Subscription Agreement, (y) be deemed a failure of any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement to be satisfied (or capable of being satisfied) or (z) otherwise relieve any party of its obligations under this Subscription Agreement, including Subscriber’s obligation to redeliver the Purchase Price and purchase the Committed Shares at the Subscription Closing in the event the Company delivers a subsequent Closing Notice.

(c) Each book entry for the Company Shares (and the Target Shares into which the Company Shares are converted in the Merger) shall contain a notation, and each certificate (if any) evidencing the Company Shares (and the Target Shares into which the Company Shares are converted in the Merger) shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. Subscriber understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the COMPANY AND/OR TARGET or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Securities shall contain a legend, or each register for the Securities in book entry form shall contain a notation, to such effect. Subscriber acknowledges that the Securities will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber acknowledges and agrees that the Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that TARGET files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. Subscriber understands and agrees that the Securities will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(d) If applicable, the issuance of the Additional Shares contemplated hereby (the “Additional Closing” and together with the Subscription Closing, each, a “Closing”) shall occur on the fifth business day following the Measurement Date (the “Additional Closing Date” and together with the Subscription Closing Date, each, a “Closing Date”). On the Additional Closing Date, the Company shall, upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 3, deliver to Subscriber (i) the Additional Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or as set forth herein), registered in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) a certificate of the Company’s Transfer Agent confirming the issuance and delivery of the Additional Shares to Subscriber (or such nominee or custodian) on and as of the Additional Closing Date (or such other evidence of issuance of the shares from the Transfer Agent acceptable to Subscriber).

3.	Closing Conditions.

(a) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by the Company in writing) of the conditions that, at each Closing (or at the Transaction Closing in the case of conditions subsequent):

(i) all representations and warranties of Subscriber contained in this Subscription Agreement (x) shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects), and (y) shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of such party contained in this Subscription Agreement in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of the Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such earlier date));

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Closing;

(iii) in respect of the Subscription Closing only, the Transaction is consummated substantially concurrently with the Subscription Closing;

(iv) no regulatory or governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining or prohibiting the issuance and sale of the Company Shares under this Subscription Agreement, and no such regulatory or governmental authority shall have instituted or threatened in writing a proceeding, action, suit, inquiry, arbitration, investigation or litigation seeking to impose any such injunction or prohibition, and no regulatory or governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition; and

(v) in respect of the Additional Closing only, to the extent Subscriber is entitled to Additional Shares pursuant to Section 1(b), Subscriber shall have delivered a duly-executed certificate in the form attached hereto as Schedule B dated the Additional Closing Date.

(b) The obligations of Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or valid waiver by Subscriber in writing) of the conditions that, at the Subscription Closing (or at the Transaction Closing in the case of conditions subsequent):

(i) all representations and warranties of the Company contained in this Subscription Agreement (x) shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects), and (y) shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and consummation of the Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of the Subscription Closing (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such earlier date (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such earlier date));

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Subscription Closing;

(iii) (x) all conditions precedent to the consummation of the Transaction set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived by the party entitled to the benefit thereof under the Transaction Agreement (other than those conditions that may only be satisfied at the consummation of the Transaction, but subject to satisfaction (as determined by the parties to the Transaction Agreement) or waiver by such party of such conditions as of the consummation of the Transaction); provided that such waiver shall not have a disproportionate, as compared to other Subscribers under Other Subscription Agreements (considered apart from any disproportionate effect owing to the number of Company Shares and/or Target Shares, as applicable, held by such Subscriber), and adverse effect on the economic benefits Subscriber would reasonably be expected to receive under this Subscription Agreement, unless Subscriber provided its prior written consent to such waiver (such consent not to be unreasonably withheld, conditioned or delayed) and (y) no amendment or modification, other than a waiver in accordance with subclause (x) above, of the Transaction Agreement shall have occurred that would materially and adversely affect the economic benefits Subscriber would reasonably be expected to receive under this Subscription Agreement without having received Subscriber’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); and

(iv) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of enjoining or prohibiting the issuance and sale of the Company Shares under this Subscription Agreement, and no Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such injunction or prohibition, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition.

4.  IRS Form W-9; Further Assurances. No later than two (2) business days prior to the Subscription Closing, upon the Company’s request, Subscriber shall provide the Company with a properly completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate. Subscriber further agrees that, in the event that (i) the information contained on such IRS Form W-9 or applicable IRS Form W-8 is no longer true and correct or (ii) upon reasonable request of the Company and/or Target, Subscriber will provide a new IRS Form W-9 or W-8 to the Company and/or Target, as applicable.

At or prior to the applicable Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto mutually and reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5.  Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Company Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Company Shares will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation or under the laws of the State of Delaware, or any similar rights pursuant to any agreement or other instrument to which the Company is a party or by which it is otherwise bound.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company and is the valid and legally binding obligation of and enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by limitations on enforcement and other remedies imposed by or arising under or in connection with applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally from time to time in effect or general principles of equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts) (the “Enforceability Limitations”).

(d) The execution, delivery and performance of this Subscription Agreement, the issuance and sale of the Company Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan or credit agreement, guarantee, note, bond, permit, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company or affect the validity of the Company Shares or the legal authority or ability of the Company to comply in all material respects with the terms of this Subscription Agreement (a “Company Material Adverse Effect”); (ii) the provisions of the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority, or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Subscriber set forth in Sections 6(d), 6(e), 6(g) and 6(j), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Company Shares), other than (i) filings with the Securities and Exchange Commission (the “Commission”), including with respect to obtaining Company stockholder approval, (ii) filings required by applicable state securities laws, (iii) filings required by The New York Stock Exchange (“NYSE”), including with respect to obtaining Company stockholder approval, (iv) those required to consummate the Transaction as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (vi) consents, waivers, authorizations or filings that have been obtained, made or given, as applicable, on or prior to the Subscription Closing, and (vii) where the failure of which to obtain, make or give would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Company Shares.

(f) The Company is in compliance with all applicable law, except where such non-compliance would not be reasonably likely to have a Company Material Adverse Effect. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on NYSE under the symbol “QFTA” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). As of the date of this Agreement, there is no suit, action, proceeding, claim, litigation, inquiry or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission to prohibit or terminate the listing of the Common Stock on NYSE or to deregister the Common Stock under the Exchange Act, respectively.

(h) Assuming the accuracy of Subscriber’s representations and warranties set forth in Sections 6(d), 6(e), 6(g) and 6(j) herein, no registration under the Securities Act is required for the offer and sale of the Company Shares by the Company to Subscriber.

(i) The Company has made available to Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission (the “SEC Documents”) prior to the date of this Subscription Agreement. None of the SEC Documents contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Subscription Agreement, there are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance (the “Staff”) of the Commission with respect to any of the SEC Documents.

(j) As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of the Company’s common stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date of this Subscription Agreement, (i) 25,156,250 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of the Company’s common stock are held in the treasury of the Company, (iii) 6,153,125 private placement warrants (the “Private Placement Warrants”) are issued and outstanding and 6,153,125 shares of Common Stock are issuable in respect of such Private Placement Warrants, and (iv) 20,125,000 public warrants (the “Public Warrants”) are issued and outstanding and 10,062,500 shares of Common Stock are issuable in respect of such Public Warrants. As of the date of this Subscription Agreement, there are no shares of Preferred Stock issued and outstanding. Each Private Placement Warrant is exercisable for one share of Common Stock at an exercise price of $11.50 and each Public Warrant is exercisable for one-half of one share of Common Stock at an exercise price of $11.50 per whole share, in each case subject to adjustment as described in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. Except as set forth above and pursuant to (1) the Other Subscription Agreements, or (2) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Transaction Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. Except as described in the SEC Documents, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Transaction Agreement. Except as described in the SEC Documents, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

(k) Except for such matters as have not had, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim, inquiry, arbitration, investigation, litigation or other proceeding, in each case by or before any regulatory authority or governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any regulatory authority, governmental entity or arbitrator outstanding against the Company.

(l) Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Company Shares under the Securities Act. Neither the Company, nor any person acting on its behalf has, directly or indirectly, conducted any general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Company Shares and neither the Company nor any person acting on its behalf offered any of the Company Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(m) Other than the Other Subscription Agreements, neither the Company nor the Sponsor has entered into any side letter or similar agreement with any Subscriber in connection with such Subscriber’s direct or indirect investment in the Company, and no Other Subscription Agreement includes terms, rights and conditions that are materially more advantageous (economic or otherwise) to any such other Subscriber than Subscriber hereunder. Notwithstanding the forgoing, any Subscriber that is an affiliate of either the Company or Target (an “Affiliated Subscriber”) may be party to other agreements or arrangements with the Company or Target that are unrelated to such Affiliated Subscriber’s subscription for Company Shares; provided that such Affiliated Subscriber’s Other Subscription Agreement reflects the same Per Share Price and terms, rights and conditions that are no more favorable in any material respect to such Affiliated Subscriber than the terms, rights and conditions of this Subscription Agreement. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement and reflect the same Per Share Price and terms, rights and conditions that are no more favorable in any material respect to such Subscriber thereunder than the terms, rights and conditions of this Subscription Agreement.

(n) Immediately following the Subscription Closing, the Company will be a wholly-owned subsidiary of Target and there will be no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Equity Interests in the Company, or securities convertible into or exchangeable or exercisable for such Equity Interests. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Company Shares or (ii) the shares of Common Stock to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Subscription Closing.

(o) No broker, finder, or other financial consultant has acted on behalf of or at the direction of the Company in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

6.  Subscriber Representations and Warranties and Agreements. Subscriber represents and warrants to, and agrees with, the Company that:

(a) Subscriber has been duly formed or incorporated and is validly existing and in good standing (other than in those jurisdictions in which such concept is not applicable) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by the Enforceability Limitations.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to prevent or delay Subscriber’s timely performance of its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

(d) Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A hereto and (ii) is acquiring the Company Shares only for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Company Shares.

(e) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Company Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Company Shares. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder is being made in reliance on (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(f) Subscriber understands that the Company Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Company Shares have not been registered under the Securities Act. Subscriber understands that neither the Company Shares nor the Target Shares may be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to Target or the Company, as applicable, or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry positions representing the Company Shares and/or Target Shares shall contain a legend to such effect. Subscriber acknowledges that neither the Company Shares nor the Target Shares will be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that each of the Company Shares and the Target Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Company Shares and/or Target Shares and may be required to bear the financial risk of an investment in the Company Shares and/or Target Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Company Shares and/or Target Shares.

(g) Subscriber understands and agrees that Subscriber is purchasing the Company Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by or on behalf of the Company, Target, or the Company’s or Target’s respective affiliates, subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, or any other party to the Transaction or any other person or entity, expressly or by implication (including by omission), other than those representations, warranties, covenants and agreements included in this Subscription Agreement and, to extent an Affiliated Subscriber is party thereto, the Sponsor Support Agreement dated November 4, 2021, by and among Quantum Ventures LLC, a Delaware limited liability company, Chardan Quantum LLC, a Delaware limited liability company and the persons listed on Schedule I thereto, and all other purported representations, warranties, covenants, agreements or statements (including by omission) are hereby disclaimed by Subscriber. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(h) Either (i) Subscriber is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) Subscriber’s acquisition and holding of the Company Shares and/or Target Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(i) Subscriber became aware of this offering of the Company Shares solely by means of direct contact between Subscriber and the Company or Piper Sandler & Co. Chardan Capital Markets LLC or Marco Polo Securities Inc., each acting as a placement agent to the Company (together, the “Placement Agents”) and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, subsidiaries, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Company Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agents and/or their respective Representatives. Subscriber did not become aware of this offering of the Company Shares, nor were the Company Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agents, Target or its subsidiaries or their respective Representatives acted as investment advisor, broker or dealer to Subscriber.

(j) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agents, Target and/or their respective Representatives), other than the representations and warranties expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber acknowledges and agrees that Subscriber has received access to, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Company Shares and/or Target Shares, including with respect to the Company, Target and the Transaction, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Company Shares and/or Target Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that, as the Subscriber deems necessary, it has reviewed (i) the Company’s filings with the Commission and (ii) Investor Presentation. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Company Shares and/or Target Shares. Subscriber acknowledges and agrees that Subscriber acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, Target or the Company Shares or Target Shares or the accuracy, completeness or adequacy of any information supplied to the Subscriber by the Company or Target. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by the Placement Agents or any of their respective affiliates concerning the Company, Target, the Company Shares and/or Target Shares or the offer and sale of the Company Shares and (ii) neither the Placement Agents nor any of their respective affiliates have prepared any disclosure or offering document in connection with the offer and sale of the Company Shares.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Company Shares and/or Target Shares or made any findings or determination as to the fairness of this investment.

(l) Neither Subscriber nor any of its directors, officers, nor, to Subscriber’s knowledge, any employees or other persons under the control of Subscriber for the purpose of this Subscription Agreement is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Company Shares were legally derived.

(m) In connection with the issue and purchase of the Company Shares, the Placement Agents have not acted as Subscriber’s financial advisor or fiduciary.

(n) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, the Subscriber represents and warrants that it has not relied on the Company or any of its affiliates (the “Company Parties”) for investment or other advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Company Shares and/or Target Shares, and none of the Company Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Company Shares and/or Target Shares.

(o) Subscriber has or has enforceable commitments to have, and at least two (2) business days prior to the Transaction Closing Date specified in the Closing Notice will have, sufficient funds to pay the Purchase Price and consummate the Subscription Closing when required pursuant to this Subscription Agreement

(p) No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company or Target. The Subscriber has not paid, and is not obligated to pay, any brokerage, finder or other commission or similar fee in connection with the issuance and sale of the Company Shares.

(q) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of Subscriber and other entities under common control.

(r) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company and/or Target as a result of the purchase and sale of Company Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company and/or Target from and after the Subscription Closing as a result of the purchase and sale of Company Shares hereunder.

(s) Subscriber hereby agrees that, from the date of this Subscription Agreement through the Measurement Date (or, in the case of an Affiliated Subscriber, the Subscription Closing), neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company. For purposes of this Section 6(s), “Short Sales” shall mean and include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. For the avoidance of doubt, nothing contained herein shall prohibit Subscriber from engaging in (i) any purchase of securities by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) any sale (including the exercise of any redemption right) of securities of the Company (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated under this Subscription Agreement (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Company Shares covered by this Subscription Agreement. The Company acknowledges and agrees that, the Committed Shares and the Incentive Shares may be pledged by Subscriber in the ordinary course of business as part of prime brokerage or other similar financing arrangements; provided that such pledge shall be (1) pursuant to an available exemption from the registration requirements of the Securities Act or (2) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Committed Shares shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Committed Shares are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects. Subscriber acknowledges and agrees that if any Committed Shares or Incentive Shares are sold pursuant to any such pledge the Subscriber shall automatically and irrevocably forfeit any right to or interest in any Additional Shares as provided for in Section 1(c).

7.	Registration Rights; Lockup; Legend Removal; Other Agreements.

(a) The Company agrees that it will, within 15 calendar days after the Transaction Closing (the “Filing Deadline”), file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering under the Securities Act the resale of all the Company Shares, and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 45th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline and (ii) the 3rd business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations; provided, further, that the Company’s obligations to include the Company Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Company Shares as shall be reasonably requested by the Company to effect the registration of the Company Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; and provided, further, for the avoidance of doubt, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Company Shares. The Company will provide a draft of the Registration Statement to the Subscriber for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have an opportunity to withdraw its Company Shares from the Registration Statement. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares of the Company Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the shares of the Company Shares held by Subscriber or any other Subscriber or otherwise, such Registration Statement shall register for resale such number of Company Shares which is equal to the maximum number of Company Shares permitted by the Commission. In such event, the number of Company Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Except for such times as the Company is permitted hereunder to suspend the use of the Registration Statement or the prospectus forming a part thereof, until the earliest of (i) the date on which the Company Shares held by Subscriber may be sold without restriction under Rule 144 promulgated under the Securities Act (“Rule 144”), including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable, (ii) the date on which Subscriber ceases to hold such Company Shares and (iii) the date which is three years after the Effectiveness Date, the Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, file all reports as required by the Exchange Act, provide all customary and reasonable cooperation necessary to enable Subscriber to resell the Company Shares pursuant to the Registration Statement or Rule 144, as applicable, qualify the Company Shares for listing on the applicable stock exchange on which the Company Shares are then listed (the “Stock Exchange”), update or amend the Registration Statement as necessary to include the Company Shares and provide customary notice to holders of the Company Shares. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.

(b) Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (x) if the filing, effectiveness or continued use of any Registration Statement would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Company, after consultation with external counsel to the Company, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading or to comply with applicable disclosure requirements, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public, (y) during any customary blackout or similar period or as permitted hereunder and (z) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s (including the combined company after giving effect to the Transaction) Annual Report on Form 10-K for its first completed fiscal year following the Subscription Closing (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the effectiveness or use of the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case during any twelve (12) month period and the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Company Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Company Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Company Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(c) Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 7; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least three (3) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(c)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(d) Piggyback Rights

(1) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of shares of Common Stock or other equity securities exercisable or exchangeable for, or convertible into, shares of Common Stock, for its own account or for the account of other stockholders, other than a registration statement (i) filed in connection with any employee share option or other benefit plan, (ii) a registration statement on Form S-4 or S-8 (or any successor forms), (iii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iv) for an offering of debt that is convertible into equity securities of the Company, (v) for a dividend reinvestment plan or similar plans, (vi) filed pursuant to a shelf registration statement on Form S-3, or (vii) filed in connection with any business combination or acquisition involving the Company, then the Company shall give written notice of such proposed offering to all of the Eligible Subscribers holding Registrable Securities as soon as practicable (but not less than ten (10) days prior to the anticipated filing by the Company with the Commission of any registration statement with respect thereto), which notice shall (A) describe the expected amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), the proposed date of filing of such registration statement with the Commission and the name of the proposed managing underwriter or underwriters, if any, in such offering, in each case to the extent then known, (B) describe such Eligible Subscribers’ rights under this Section 7(d) and (C) offer to all of the Eligible Subscribers holding Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Eligible Subscribers may request in writing within ten (10) days after receipt of such written notice (such registered offering, a “Piggyback Registration”, and the Eligible Subscribers making such request, the “Requesting Piggyback Holders”). Subject to Section 7(d)(2), the Company shall, in good faith, cause such Registrable Securities so requested to be included in such Piggyback Registration and, if applicable, shall use its reasonable best efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit such Registrable Securities to be included therein on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the registration statement is to be filed included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Eligible Subscribers’ Registrable Securities in a Piggyback Registration shall be subject to such Eligible Subscribers’ agreement to enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering. For purposes hereof: “Eligible Subscriber” means (x) each Incentive Share Subscriber and its permitted transferees, to the extent they hold Registrable Securities, and (y) Monex, but only with respect to the Monex PIPE Shares; “Registrable Security” shall mean any of the shares of Common Stock beneficially owned by an Eligible Subscriber until the earliest to occur of: (A) a registration statement with respect to the sale of any such shares of Common Stock shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (B) any such shares of Common Stock shall have ceased to be outstanding; (C) any such shares have been sold without registration pursuant to Rule 144 (or any successor rule promulgated thereafter by the Commission); (D) such shares of Common Stock shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such shares of Common Stock shall not require registration under the Securities Act; and (E) any such shares of Common Stock have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For purposes of this Section 7(d), the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such registration statement to include information with respect to a specific offering of Registrable Securities (and such amendment or supplement shall trigger the notice and participation rights provided for in this Section 7(d)).

(2) If the managing underwriter or underwriters in an underwritten offering that is to be a Piggyback Registration, in good faith, advises the Company and the Requesting Piggyback Holders pursuant to this Section 7(d)(2) in writing that, in its opinion, the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (a) the shares of Common Stock or other equity securities, if any, as to which registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Eligible Subscribers hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 7(d) hereof, and (c) the shares of Common Stock or other equity securities, if any, as to which registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then

(i)	if the registration or registered offering is undertaken for the Company’s account, the Company shall include in any such registration or registered offering (a) first, the shares of Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the shares of Target Common Stock requested to be included by any Requesting Piggyback Holder, pro rata based on the number of shares of Common Stock requested to be included by each person (“Pro Rata”), which can be sold without exceeding the Maximum Number of Securities; (c), third, the shares of Common Stock requested to be included pursuant to that certain Registration Rights Agreement to be entered into in connection with the Transaction Closing, by and among the Target, Quantum Ventures LLC, a Delaware limited liability company, Chardan Quantum LLC, a Delaware limited liability company, and the persons set forth on Exhibit A thereto (the “Registration Rights Agreement”) and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the shares of Common Stock or other equity securities, if any, as to which registration has been requested pursuant to other written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)	if the registration or registered offering is undertaken pursuant to a request by a party to the Registration Rights Agreement, then the Company shall include in any such registration or registered offering (a) first, the shares of Common Stock or other equity securities, if any, requested to be included by the parties to the Registration Rights Agreement and the shares of Common Stock requested to be included by any Requesting Piggyback Holder, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the shares of Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to other separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and

(iii)	if the registration or registered offering is undertaken pursuant to a request by persons or entities other than the Company or a party to the Registration Rights Agreement, then the Company shall include in any such registration or registered offering (a) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the parties to the Registration Rights Agreement, the shares of Common Stock requested to be included by any parties to the Registration Rights Agreement and the shares of Common Stock requested to be included by any Requesting Piggyback Holder, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the shares of Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to other separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

(3) Any Requesting Piggyback Holder shall have the right to withdraw all or any portion of its Registrable Securities from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of its intention to withdraw such Registrable Securities from such Piggyback Registration up to (a) in the case of a Piggyback Registration not involving an underwritten offering, one (1) day prior to the effective date of the applicable Registration Statement or (b), in the case of any Piggyback Registration involving an underwritten offering, one (1) day prior to the expected pricing date of such underwritten offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a registration statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such registration statement.

(4) The Company shall be responsible for all Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal. For the purpose of this Section 7(d), “Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i)	all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Registrable Securities are then listed;

(ii)	fees and expenses of compliance with securities or blue-sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Securities);

(iii)	printing, messenger, telephone, delivery and road show or other marketing expenses;

(iv)	reasonable fees and disbursements of counsel for the Company;

(v)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred in connection with such registration;

(vi)	reasonable fees and expenses of one (1) legal counsel selected by the Company to render any local counsel opinions in connection with the applicable registration; and

(vii)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of stockholders exercising their rights to register their Registrable Securities pursuant to the Registration Rights Agreement.

(e) The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, employees and agents of each of them, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all reasonable and documented out-of-pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder, in each case, in connection with the registration of the Common Stock; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of this Section 7. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Company Shares by Subscriber.

(f) Subscriber shall, notwithstanding any termination of this Subscription Agreement, severally and not jointly with any other Subscriber or selling stockholder named in any registration statement, indemnify, defend and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, the Exchange Act or any state securities law or any other law, rule or regulation thereunder, in each case, in connection with the registration of the Common Stock; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Company Shares giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Company Shares by Subscriber.

(g) Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h) If the indemnification provided under this Section 7 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d) and7(e) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation.

(i) In the event that any Additional Shares issued to Subscriber pursuant to the terms of this Agreement are not permitted by the Commission to be registered on the Registration Statement, the Company agrees that, within 15 calendar days following the Additional Closing Date, the Company will submit to or file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Additional Shares (the “Additional Shares Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Additional Shares Registration Statement declared effective within the periods set forth in Section 7(a) (replacing “Transaction Closing” with “Additional Closing”) and the provisions of this Section 7 shall apply to the registration of the Additional Shares and such Additional Shelf Registration Statement shall be deemed a Registration Statement for purposes thereof.

(j) In connection with the written request of Subscriber, on or promptly after the Effectiveness Date, the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing Subscriber’s and/or its affiliates’ or permitted transferee’s ownership of Common Stock, and promptly issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the holder of the applicable shares of Common Stock upon which it is stamped, if (i) such shares of Common Stock are registered for resale under the Securities Act and such Registration Statement for such shares of Common Stock has not been suspended pursuant to Section 7(b) hereof or under the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated thereunder, (ii) such shares of Common Stock are sold or transferred pursuant to Rule 144, or (iii) such shares of Common Stock are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such shares of Common Stock or (B) Rule 144 becoming available for the resale of such shares of Common Stock without volume or manner-of-sale restrictions, the Company, upon the written request of the Subscriber or its permitted transferee, shall instruct the Company’s transfer agent to remove the legend from such shares of Common Stock (in whatever form) and shall cause Company counsel to issue any legend removal opinion required by the transfer agent. Any reasonable and documented fees (with respect to the transfer agent, Company counsel, or otherwise) associated with the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will, as soon as practicable, and in any case no later than three (3) business days following the delivery by any Subscriber or its permitted transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such shares of Common Stock and, to the extent such sale is not pursuant to an effective registration statement, such other documentation as reasonably requested by the Company, deliver or cause to be delivered to the holder of such Common Stock a certificate representing such shares of Common Stock (or evidence of the issuance of such shares of Common Stock in book-entry form) that is free from all restrictive legends; provided that, notwithstanding the foregoing, Company will not be required to deliver any opinion, authorization, certificate or direction to remove the restrictive legend pursuant to this Section 7(j) if (x) removal of the legend would result in or facilitate transfers of securities in violation of applicable law or (y) following receipt of instruction from the Company, the transfer agent refuses to remove the legend.

8. Termination. Except for the provisions of Sections 8, 9 and 11, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) following the execution of the Transaction Agreement, such date and time as such Transaction Agreement is terminated in accordance with its terms, rescinded, or rendered invalid, illegal or unenforceable by law or otherwise, without the Transaction being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied on or prior to the Subscription Closing Date, and (d) at the election of Subscriber, on or after the “Termination Date” as defined in the Transaction Agreement as of the date hereof; provided that, subject to the limitations set forth in Section 9, nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. The Company shall promptly (but not later than one business day thereafter) notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such Transaction Agreement. Upon occurrence of any termination in accordance with this Section 8, any monies paid by Subscriber to the Company in connection herewith, shall promptly be returned to Subscriber.

9. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated February 10, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement; provided that nothing in this Section 9 shall be deemed to limit Subscriber’s right, title, interest in or claim (i) to assets held outside the Trust Account, for specific performance or other equitable relief, or (ii) to assets for funds that are released from the Trust Account and any assets that have been purchased or acquired with any such funds, or (iii) to funds held in the Trust Account by virtue of Subscriber’s record or beneficial ownership of shares of Common Stock of the Company acquired by any means other than pursuant to this Subscription Agreement.

10. Target Assumptions of Obligations. Subject to the terms and conditions hereof applicable to the Company’s obligations hereunder, Target agrees to assume all of the Company’s obligations under this Subscription Agreement to be performed following consummation of the Merger, including, without limitation, the obligation to issue any Additional Shares. Upon the consummation of the Merger, (1) any surviving covenants and obligations of the Company under this Subscription Agreement shall be covenants and obligations of Target, (2) the Target shall be liable for any breach of any representation or warranty by the Company set forth in this Subscription Agreement and (3) references to the Company shall be deemed to be to Target and references to Company Shares shall be deemed to be to Target Shares, as applicable.

11.	Miscellaneous.

(a) The Company shall, no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date this Subscription Agreement is accepted by the Company as set forth on the Company’s signature page hereto, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, non-public information that the Company has provided to the undersigned at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or Target or any of its respective officers, directors or employees in connection with the transactions contemplated by this Subscription Agreement and the Transaction Agreement, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, Target, Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement or the Transaction Agreement. Each party hereto acknowledges and agrees that without the prior written consent of the other party hereto it will not publicly make reference to such other party or any of its affiliates (i) in connection with the Transaction or this Subscription Agreement or (ii) in any promotional materials, media, or similar circumstances, except, (x) in a press release or marketing materials of the Company in connection with the Transaction to the extent any such disclosure is substantially equivalent to information that has previously been made public without breach of any obligation under this Section 11 and (y) as required by law or regulation or at the request of the Staff or of the Commission or any other governmental or regulatory agency or under the regulations of the NYSE or other applicable stock exchange, including, in the case of the Company (1) as required by the federal securities law in connection with the Registration Statement, (2) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission and (3) the filing of a registration statement on Form S-4 and/or a Schedule 14A (and/or other SEC Document) and related materials to be filed by the Company with respect to the Transaction, including Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required by the Company and/or Target. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, neither the Company nor Target will publicly disclose the name of Subscriber (including, for the avoidance of doubt, in any press release or marketing materials), other than to the Company’s and Target’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Subscriber will promptly provide any information reasonably requested by the Company and/or Target for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

(b) Notwithstanding anything to the contrary in this Subscription Agreement, prior to the Subscription Closing, Subscriber may not transfer or assign all or a portion of its rights under this Subscription Agreement other than to (i) a fund or account managed by the same investment manager as Subscriber, or (ii) an affiliate of the Subscriber, without the prior consent of the Company; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 6 and completes Schedule A hereto.

(c) The Company and/or Target may request from Subscriber such additional information as the Company and/or Target may reasonably deem necessary or practical to (x) register the resale of the Target Shares, (y) evaluate the eligibility of Subscriber to acquire the Company Shares and/or Target Shares or (z) otherwise consummate or evidence the transaction contemplated by this Subscription Agreement, and Subscriber shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep confidential any such information provided by Subscriber and identified as confidential, except (i) as may be required under applicable law, (ii) the regulations of any national securities exchange on which the Company’s securities are listed or for which the Company has submitted an application for listing, in which case the Company shall provide Subscriber with prior written notice of any disclosure of such information if reasonably practicable or (iii) as necessary to include in any filing with the Commission by the Company and/or Target. Subscriber acknowledges and agrees that if it does not provide Target with such requested information, Target may not be able to register the Target Shares for resale pursuant to Section 7 hereof.

(d) If the Target Shares are eligible to be sold pursuant to an effective Registration Statement or without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144, then at Subscriber’s request, including in connection with any transfer by Subscriber to the account of a DTC participant without prior sale, the Company will cause the Transfer Agent to remove any remaining restrictive legend set forth on such Target Shares. In connection therewith, if required by the Transfer Agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with the Transfer Agent, together with any other authorizations, certificates and directions required by the Transfer Agent that authorize and direct the Transfer Agent to issue such Target Shares without any such legend.

(e) Subscriber acknowledges that the Company, Target and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including, without limitation, those made by Subscriber to the Company in this Subscription Agreement. Each of the Company, Target and Subscriber further acknowledges that the Placement Agents shall be entitled to rely on the representations and warranties contained in Section 5 and Section 6, respectively, of this Subscription Agreement. Prior to the Subscription Closing, each party hereto agrees to promptly notify the other party hereto if any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects. Each party agrees that each purchase by Subscriber of Company Shares from the Company will constitute a reaffirmation of its own acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the Subscription Closing. The Company and Subscriber further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Company and Subscriber contained in Section 5, and Section 6, respectively, of this Subscription Agreement.

(f) Each of the Company and Target is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or NYSE to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided that if the name of a Subscriber is required to be disclosed, the Company and/or the Target shall give such Subscriber prior written notice.

(g) Except if required by law, the Commission or NYSE, without the prior written consent of Subscriber, the Company shall not, and shall cause its representatives, including the Placement Agents and their respective representatives, not to, disclose the existence of this Subscription Agreement or any negotiations related hereto, or to use the name of Subscriber or any information provided by Subscriber in connection herewith in or for the purpose of any marketing activities or materials or for any similar or related purpose.

(h) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing until the expiration of any statute of limitations under applicable law. For the avoidance of doubt, if for any reason the Subscription Closing does not occur prior to the consummation of the Transaction, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect until the expiration of any statute of limitations under applicable law.

(i) This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by each of the parties hereto; provided that this Subscription Agreement may be amended, modified, supplemented or waived with the written consent of (1) the Company, (2) each Incentive Share Subscriber, (3) any Affiliated Subscriber and (4) the holders then committed to purchase a majority of the Aggregate Subscribed Shares to be purchased at the Subscription Closing (or, if after the Subscription Closing, the holders then holding a majority of the then outstanding Aggregate Subscribed Shares) pursuant to this Subscription Agreement and the Other Subscription Agreements (collectively, the “Required Subscribers”). Upon the effectuation of such amendment, modification or waiver with the consent of the Required Subscribers in conformance with this Section 11(i), such amendment, modification or waiver shall be binding on the Subscriber and effective as to all of this Subscription Agreement. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification or waiver in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification or waiver. Notwithstanding anything to the contrary herein, (i) any amendment, modification or waiver that has a disproportionate effect on Subscriber (considered apart from any disproportionate effect owing to the number of Company Shares and/or Target Shares, as applicable, held by such Subscriber) relative to any of the other Subscribers shall require the consent of Subscriber, (ii) any amendment to Section 1, Section 5(i), Section 7 or Section 8 of this Subscription Agreement shall require the consent of Subscriber and (iii) any amendment, modification or other change that alters the Per Share Price, the Purchase Price, or the number of Company Shares shall require the consent of Subscriber. For the avoidance of doubt, any rights (but not obligations) of a party under this Subscription Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise expressly set forth in this Subscription Agreement, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and permitted assigns.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price, cause the Company to deliver the shares of Common Stock and cause the Subscription Closing to occur if the conditions in Section 3 of this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived by the applicable party entitled to waive any such condition. Each party hereto further agrees that none of the parties hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10(k) and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Subscription Agreement or any document to be signed in connection with this Subscription Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(n) Whether or not the Subscription Closing occurs, Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(o) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) two (2) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address, facsimile number or email address set forth on the signature page hereto;

with a copy to:

Piper Sandler & Co
1251 6th Avenue
New York, New York 10020
Attention: General Counsel

and

Chardan Capital Markets LLC

17 State Street, Suite 2100

New York, NY 10004

Attention: David Lederman

Email: DLederman@chardan.com

and

Marco Polo Securities Inc.

1230 Avenue of the Americas, 16th Floor

New York, NY 10020

Attention: David Snyder

Email: dsnyder@magellanglobal.net

and

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, TX 77002
Attention: Ryan Maierson
Email: ryan.maierson@lw .com

(ii)	if to the Company (prior to the Transaction Closing), to:

Quantum FinTech Acquisition Corporation

4221 W. Boy Scout Blvd., Suite 300

Tampa, FL 33607

Attention: John Schaible
Email: jschaible@qventllc.com

with a copy to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attention: Jason D. Osborn

Carol Anne Huff
Email: josborn@winston.com

chuff@winston.com

(iii)	if to the Company (following the Transaction Closing), to:

Tradestation Group, Inc.
8050 SW 10th Street, Suite 2000

Plantation, Florida 33324
Attention: Oki Matsumoto and

Marc Stone
Email: oki@monex.co.jp

mstone@tradestation.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, NY 10017

Attention: Michael Wolfson, Ravi Purushotham

and Roxane Reardon

Email: mwolfson@stblaw.com

rpurushotham@stblaw.com

rfreardon@stblaw.com

(p) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto further agree not to assert that a remedy of specific enforcement pursuant to this Section 11(p) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 11(p) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

(q) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Notwithstanding the foregoing, a final judgement in any such action may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subscription Agreement in any Designated Court, including any right to object on the basis that any such dispute, legal action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 11(o) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(s) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(t) This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto by virtue of the authorship of any of the provisions of this Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which shares are to be registered (if different):	Date: ____________, 2021
Subscriber’s EIN:
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn: ______________________________	Attn: ______________________________
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:
Email Address:	Email Address:
Number of Company Shares subscribed for:
Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

IN WITNESS WHEREOF, Quantum Fintech Acquisition Corporation has accepted this Subscription Agreement as of the date set forth below.

QUANTUM FINTECH Acquisition CorpORATION

By:
Name:
Title:

Date: __________, 2021

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed with respect to Section 10 hereof only by its duly authorized representative as of the date set forth below.

TRADESTATION GROUP, INC.

By:
Name:
Title:

Date: __________, 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1.	☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.	☐	We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), for one or more of the following reasons (Please check the applicable subparagraphs):

☐	We are a bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

☐	We are a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

☐	We are an insurance company, as defined in Section 2(13) of the Securities Act.

☐	We are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

☐	We are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	We are a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	We are an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

☐	We are a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	We are a corporation, Massachusetts or similar business trust, or partnership, limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of $5 million.

☐	We are a trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

C.	AFFILIATE STATUS

(Please check the applicable box)

THE SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Schedule B

SUBSCRIBER CERTIFICATE – ADDITIONAL SHARES

Pursuant to Section 3(a)(v) of that certain Subscription Agreement, dated November 4, 2021 (the “Subscription Agreement”), between Quantum Fintech Acquisition Corporation, TradeStation Group, Inc. and Subscriber named below, the undersigned (“Subscriber”) hereby certifies as follows (capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement):

(a) the representations, warranties, agreements and acknowledgments of Subscriber contained in Section 6 of the Subscription Agreement are true and correct as of the date hereof as if made on the date hereof (subject to the specified time periods, as applicable, qualifying such representations and warranties);

(b) at all times from the Initial Closing through the Measurement Date, Subscriber was the record and beneficial owner of the Committed Shares and Incentive and Subscriber has not from the Initial Closing through the Measurement Date Transferred (as defined in Section 1(c) of the Subscription Agreement) any Committed Share or Incentive Shares; and

(c) from the date of the Subscription Agreement until the Measurement Date, neither Subscriber nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber entered into any transaction in violation of Section 6(s) of the Subscription Agreement.

[SUBSCRIBER]

By:
Name:
Title:

Date: __________, 2021